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                                                                    EXHIBIT 99.1

                     VOTING AND IRREVOCABLE PROXY AGREEMENT

                  This VOTING AGREEMENT (the "Voting Agreement"), is dated as of March 29, 2000 among Crown Acquisition Partners, LLC, a Delaware limited liability company ("Investor") and Donald A. Kurz (the "Stockholder").

                  WHEREAS, in order to induce Investor to enter into the Securities Purchase Agreement, dated as of the date hereof (the "Securities Purchase Agreement"), with Equity Marketing, Inc., a Delaware corporation (the "Company"), Investor has requested the Stockholder, and the Stockholder has agreed, to enter into this Agreement with respect to shares of common stock of the Company, par value $.001 per share (the "Common Stock") that the Stockholder beneficially owns, whether now or hereafter acquired (the "Shares").

                  NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                   GRANT OF PROXY; VOTING AGREEMENT; TRANSFER

          Section 1.1 AGREEMENT TO VOTE FOR SECURITIES PURCHASE AGREEMENT. The Stockholder hereby irrevocably and unconditionally agrees to vote all Shares that the Stockholder is entitled to vote, at the time of any vote to approve the Securities Purchase Agreement and the transactions contemplated thereby (including the issuance of the Additional Securities (as defined in the Securities Purchase Agreement)) at any meeting of the stockholders of the Company (if one is held), and at any adjournment or postponement thereof, at which the Securities Purchase Agreement (or any amended version thereof to which the Stockholder consents) is submitted for the consideration and vote of the stockholders of the Company (or in connection with any consent solicitation conducted for such purpose), in favor of the approval of the Securities Purchase Agreement and the transactions contemplated by the Securities Purchase Agreement (including the issuance of the Additional Securities) and against any action which would reasonably be expected to result in a failure of the conditions described in Sections 6.3 and 6.4 of the Securities Purchase Agreement to be satisfied.

          Section 1.2 AGREEMENT TO VOTE FOR NOMINEES. The Stockholder hereby irrevocably and unconditionally agrees to vote all Shares that the Stockholder is entitled to vote and/or to cause such Shares to be voted in favor of the Designees (as defined in the Securities Purchase Agreement) of Investor nominated by the Company (or, if the Company fails to nominate such Designees, which Investor is entitled to have nominated by the Company pursuant to the Securities Purchase Agreement) for election as directors at any meeting of the Company's stockholders called, or any consent solicitation conducted, for such purpose.

          Section 1.3 IRREVOCABLE PROXY. The Stockholder hereby revokes any and all previous proxies granted with respect to the Shares that are inconsistent with the voting agreements set forth in Sections 1.1 and 1.2. By entering into this Agreement, the Stockholder hereby grants a proxy, effective upon the First Closing under the Securities Purchase Agreement, appointing Investor as the Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in the Stockholder's name, to vote, express, consent or dissent, or otherwise to utilize such voting power solely in the manner contemplated by and regarding the proposals specifically

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described in Sections 1.1 and 1.2 above. The proxy granted by the Stockholder pursuant to this Article 1 is irrevocable and is coupled with an interest and is granted in consideration of Investor entering into this Agreement and the Securities Purchase Agreement and as security for the obligations of the Stockholder under Section 1.2. The proxy granted by the Stockholder shall terminate upon termination of this Agreement in accordance with its terms or, with respect to particular Shares, the sale of such Shares in accordance with the terms hereof. Without limiting the foregoing, the Stockholder will, upon Investor's request, take all action as shall be reasonably required from time to time in order to appoint Investor as its duly authorized proxy holder for the Shares solely for the purpose set forth in Section 1.2. Such appointment shall be renewed upon Investor's request as appropriate by the Stockholder during the term of this Agreement in order to ensure that Investor remains the duly authorized proxy holder of the Stockholder at all times during such term solely for the purpose set forth in Section 1.2.

          Section 1.4 NO PROXIES FOR OR DISPOSITIONS OF SHARES. Except pursuant to the terms of this Agreement, the Stockholder shall not, without the prior written consent of Investor, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares that are inconsistent with the voting agreements set forth in Sections 1.1 and 1.2 or (ii) prior to the earlier to occur of the Second Closing or the record date for the Company Stockholder Meeting (as defined in the Securities Purchase Agreement) (the "No Sale Date"), sell, assign, transfer, encumber or otherwise dispose of (collectively "Sell," correlative terms to have correlative meanings), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale of any Shares. Notwithstanding anything in Section 1.4(i) or (ii) to the contrary, the Stockholder may sell up to 100,000 Shares at any time, whether before or after the No Sale Date so long as the recipient agrees to be bound by the terms of this Agreement, executes a counterpart to such effect and Investor receives such executed Voting Agreement and proxy in the form hereof. The Stockholder agrees not to permit any such transfer unless the Stockholder has complied with the foregoing requirements.

          Section 1.5 RECORD OWNER. If the Stockholder is not the record owner of any Shares as to which the Stockholder is the beneficial owner, the Stockholder agrees to cause or direct the record holder to vote such Shares in accordance with the terms of this Agreement or, to the extent permitted by law, to provide a proxy to Investor with respect thereto.

                                   ARTICLE 2
                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

                  The Stockholder represents and warrants to Investor that:

          Section 2.1 AUTHORIZATION. The execution, delivery and performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby are within the powers of the Stockholder and such execution, delivery and performance have been duly authorized by all necessary action of such entity and the individual signing this Agreement on behalf of the Stockholder represents he is authorized to bind the entity thereby. This Agreement constitutes a valid and binding Agreement of the Stockholder, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy,

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insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the effect of general principles of equity.

          Section 2.2 NON-CONTRAVENTION. The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not, (i) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (ii) except as set forth in Section 3.2(d) of the Securities Purchase Agreement, require any consent or other action by any person or private or governmental entity under, constitute a breach of or default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which the Stockholder is entitled under any provision of any agreement or other instrument binding on the Stockholder or (iii) result in the imposition of any lien or encumbrance on any asset of the Stockholder.

          Section 2.3 OWNERSHIP OF SHARES. Subject to community property laws where applicable, the Stockholder is the sole beneficial owner of the Shares set forth under the Stockholder's name on the signature page hereto, free and clear of any lien or encumbrance (including any restriction on the right to vote or otherwise dispose of the Shares). None of such Shares is subject to any voting trust, proxy or other agreement or arrangement with respect to the voting of such Shares.

          Section 2.4 TOTAL SHARES. Except for the Shares set forth under the Stockholder's name on the signature page hereto, the Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, other than options granted under the Company's stock option plans.

          Section 2.5 FINDER'S FEES. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from the Stockholder, Investor or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder or the Company.

                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

                  Investor represents and warrants to the Stockholder:

          Section 3.1 CORPORATE AUTHORIZATION. The execution, delivery and performance by Investor of this Agreement and the consummation by Investor of the transactions contemplated hereby are within the limited partnership powers of Investor and have been duly authorized by all necessary limited partnership action. This Agreement constitutes a valid and binding Agreement of Investor, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the effect of general principles of equity.

          Section 3.2 NON-CONTRAVENTION. The execution, delivery and performance by Investor of this Agreement and the consummation of the transactions contemplated hereby do not and will

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not, (i) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (ii) except as set forth in Section 3.3(b) of the Securities Purchase Agreement, require any consent or other action by any person or private or governmental entity under, constitute a breach of or default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Investor is entitled under any provision of any agreement or other instrument binding on Investor or (iii) result in the imposition of any lien or encumbrance on any asset of Investor.

          Section 3.3 FINDER'S FEES. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from the Stockholder or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Investor.

                                    ARTICLE 4
                                  MISCELLANEOUS

          Section 4.1 FURTHER ASSURANCES. Investor and the Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to vote the Stockholder's Shares to approve the Securities Purchase Agreement and the transactions contemplated thereby (including the issuance of the Additional Securities) and to take all other acts required to be taken by Investor or the Stockholder pursuant to this Agreement; provided, however, that this
Section 4.1 shall not obligate the Stockholder to act in any capacity other than as a stockholder of the Company, including, but not limited to, as an officer, consultant or director of the Company.

          Section 4.2 AMENDMENTS; TERMINATION. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon Investor ceasing to have the exclusive right to designate a director under Section 4.4 of the Securities Purchase Agreement (assuming directors are not elected by holders of the Preferred Stock, voting as a separate class, pursuant to the Certificate of Designation). In addition, this Agreement will terminate at such time as (i) the Stockholder ceases to beneficially own any Shares (other than as a result of a disposition of such Shares in violation of this Agreement) or (ii) if Investor is permitted to vote any shares of capital stock held by it as a single class with holders of Common Stock for the election of directors pursuant to paragraph 6 of the Certificate of Designation (any such shares that may be voted as a single class with the Common Stock, the "Eligible Shares"), Investor fails to vote such Eligible Shares for the Stockholder for election as a director at any meeting of the Company's stockholders (unless the Stockholder is not a nominee for director at such meeting).

          Section 4.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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         if to Investor, to:        Crown Acquisition Partners, LLC
                                    660 Madison Avenue, 15th Floor
                                    New York, NY 10021
                                    Attn: Kenneth Squire
                                    Facsimile: (212) 207-8001

         with a copy to:            Latham & Watkins
                                    633 West Fifth Street, Suite 4000
                                    Los Angeles, California  90071-2007
                                    Attn: W. Alex Voxman
                                    Facsimile: (213) 891-8763

         if to the Stockholder:     Donald A. Kurz
                                    c/o Equity Marketing, Inc.
                                    6330 San Vicente Boulevard
                                    Los Angeles, California  90048
                                    Attn:  Donald A. Kurz
                                    Facsimile:  (323) 932-4484

         with a copy to:            Equity Marketing, Inc.
                                    6330 San Vicente Boulevard
                                    Los Angeles, California  90048
                                    Attn:  Leland P. Smith
                                    Facsimile:  (323) 932-4488

                                    and

                                    Riordan & McKinzie
                                    300 S. Grand Avenue, 29th Floor
                                    Los Angeles, California  90071
                                    Attn:  Thomas M. Cleary, Esq.
                                    Facsimile:  (213) 229-8550

          Section 4.4 EXPENSES. Except as provided in Section 9.5 of the Securities Purchase Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          Section 4.5 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except that that the covenants made by the Stockholder in Article 1 hereof shall also inure to the benefit of and be enforceable by the Company (it being expressly understood, however, that such Article may be amended by the

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parties, and compliance with any of the provisions of that Article may be waived, in each case without the consent of or notice to the Company).

          Section 4.6 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard for the conflicts of law principles thereof.

          Section 4.7 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts (which may be by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

          Section 4.8 SEVERABILITY. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable,
(ii) this Agreement will be construed and enforced as if such invalid, void or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the invalid, void or unenforceable provision or by its severance herefrom and (iv) in lieu of such invalid, void or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such invalid, void or unenforceable provision as may be possible so as to carry out the intent of the parties hereto to the maximum extent permitted by law.

          Section 4.9 NOTICE OF SALES. Through the date that is the earlier to occur of the Second Closing and the record date of the Company Stockholder Meeting, the Stockholder agrees to provide written notice to Investor of any proposed sale of Shares by the Stockholder at least three business days prior to such sale.

          Section 4.10 LEGEND. The Stockholder agrees that the certificates representing any of the Stockholder's Shares (other than those held in the Company's 401(k) Plan) the sale of which is prohibited by Section 1.4 shall, at the request of Investor, contain a legend to the effect that such Shares are subject to the terms of this Agreement, which limits the ability of the Stockholder to sell such Shares. In the event the Second Closing does not occur on or prior to May 5, 2000, the Stockholder shall, if requested by Investor, promptly deliver the Stockholder's certificates to the Company for legending in accordance with this section. The parties agree to cooperate in promptly removing the legend from any certificate that represents Shares that are no longer subject to any sale restrictions.

          Section 4.11 ENTIRE AGREEMENT. This Agreement, its exhibits and the documents executed in connection herewith, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

          Section 4.12 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with

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the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

                            (SIGNATURE PAGE FOLLOWS)








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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.


                                       CROWN ACQUISITION PARTNERS, LLC


                                       By: /s/ Jeffrey S. Deutschman
                                           ----------------------------
                                       Name: Jeffrey S. Deutschman
                                       Title: Manager



                                       By: /s/ Donald A. Kurz
                                           ----------------------------
                                       Name:  Donald A. Kurz
                                       with respect to 1,542,850 Shares held
                                       directly and 1,953 Shares held in the
                                       Equity Marketing, Inc. 401(k) Plan